EXHIBIT 10.58
SECURITY AGREEMENT
This SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made as of June 21, 2024, by APPLIED DIGITAL CLOUD CORPORATION, a Nevada corporation (the “Company”), in favor of YA II PN, LTD., a Cayman Islands exempted limited partnership (the “Investor”).
WHEREAS, the Company is a subsidiary of APPLIED DIGITAL CORPORATION, a Nevada corporation (“Parent”). Parent and the Investor are parties to (i) that certain Prepaid Advance Agreement dated as of March 27, 2024 (as amended, restated, modified or supplemented from time to time, the “March PAA”), (ii) that certain Prepaid Advance Agreement dated as of May 24, 2024 (as amended, restated, modified or supplemented from time to time, the “May PAA” and together with the March PAA, as each may be amended restated, supplemented or otherwise modified from time to time, the “Prepaid Advance Agreements”), (iii) that certain Convertible Promissory Note, dated March 27, 2024 made by Parent in favor of Investor (as amended, restated, modified or supplemented from time to time, the “March Promissory Note”) and (iv) that certain Convertible Promissory Note, dated April 24, 2024 made by Parent in favor of Investor (as amended, restated, modified or supplemented from time to time, the “April Promissory Note”) and (v) that certain Convertible Promissory Note, dated May 24, 2024 made by Parent in favor of Investor (as amended, restated, modified or supplemented from time to time, the “May Promissory Note” and together with the March Promissory Note and the April Promissory Note, the “Promissory Notes” and together with the Prepaid Advance Agreements and the Consent (as defined below), the “Yorkville Documents”).
WHEREAS, on or about June 6, 2024, the Parent and the Investor entered in that certain Consent, Waiver and First Amendment to Prepaid Advance Agreements (the “Consent”). This Agreement is being executed and delivered pursuant to the terms of the Consent.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:
SECTION 1.Definitions. All capitalized terms used herein shall have the meanings assigned to them below, or in the Yorkville Documents. Except as otherwise defined, terms defined in the UCC and used herein shall have the meanings set forth in the UCC.
“Business Day” shall mean any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed.
“Collateral” shall mean all of Company’s right, title and interest in and to all of the following: (a) all goods, accounts, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located, and (b) all of the Company’s books and records relating to the foregoing, and all products and proceeds of any of the foregoing; provided that, notwithstanding the foregoing, the Collateral shall not include, and no security interest or Lien granted herein shall attach to, any Excluded Property.
“Excluded Property” shall mean (i) any fee-owned real property and any leasehold interests in real property, (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti- assignment clauses of the UCC and applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable laws notwithstanding such prohibition, (iii) motor vehicles and other assets and personal property subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement or equivalent, (iv) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any governmental authority), (v) assets and personal property to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Company in consultation with the Investor and notified in writing by the Company to the Investor, (vi) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (vii) any contract, instrument, document, lease, license or other agreement to which Company is party to (or its property is subject to) if, to the extent, and for so long as, the grant of a Lien in any such contract, instrument, document, lease, license or other agreement to secure the Obligations constitutes a breach of, or a default under, or creates a right of termination in favor of any party (other than the Company) to such contract, instrument, document, lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any similar applicable Law) and (viii) any lease, license, contract, instrument or other agreements or any property (including personal property) subject to a purchase money security interest, capital lease or similar arrangements, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract, instrument or agreement, purchase money, capital lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Company) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or any similar applicable Laws notwithstanding such prohibition.
“Governmental Authority” Any federal, state, local, or foreign government, or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.
“Lien” shall mean any pledge, lien, security interest, charge, option, restriction or other encumbrance.
“Lien Proceedings” Any action taken (including self-help) or proceeding (judicial or otherwise) commenced by any Person other than the Investor for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral.
“Material Adverse Effect” A material adverse effect on (a) the Collateral or any portion of the Collateral, (b) the Company’s business, operations, financial condition, assets, liabilities or capitalization, (c) the Company’s ability to perform its obligations under this Agreement, or (d) the existence, validity, enforceability, perfection or priority of the Investor’s security interest in all or any part of the Collateral.
“Obligations” shall mean all obligations which now are or have been or at any time hereafter may be or become due, owing or incurred by the Parent to the Investor, which may arise under, out of, or in connection with the Promissory Notes and this Agreement.
“Permitted Liens” shall mean Liens securing indebtedness for the purpose of securing the payment of all or a part of the purchase price of capitalized leases, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of assets or property acquired or constructed.
“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, public benefit corporation, joint venture, entity or governmental body.
“Registration Failure” shall mean the Registration Statement on Form S-3 filed by the Company on April 15, 2024 pursuant to the March PAA ceases to be effective; provided, that such Registration Failure shall cease to exist upon the reinstatement or replacement of such registration statement with an effective registration statement.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
SECTION 2.Springing Security Interest.
2.1Grant of Security Interest. The Company hereby grants the Investor, a continuing security interest in the Collateral to secure the payment and performance in full of all of the Obligations (the “Security Grant”); provided, however, that the Security Grant shall not become effective unless and until either of the following events occurs (each, a “Trigger Event”): (i) the occurrence and continuance of an Event of Default (as defined in the Yorkville

Documents) or (ii) a Registration Failure. Notwithstanding the foregoing, the Security Grant shall terminate in accordance with Section 8 hereof.
2.2Authorization to File Financing Statements. After the Security Grant is effective in accordance with Section 2.1 hereof, the Company hereby authorizes the Investor to file financing statements with all appropriate jurisdictions to perfect or protect the Investor’s interest or rights hereunder. Such financing statements may indicate the Collateral as “substantially all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Investor’s discretion. Investor shall not be permitted to take any other actions to perfect the Security Grant.
SECTION 3.Representations and Warranties and Warranties. The Company hereby makes the following representations and warranties:
3.1Due Organization. The Company is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business.
3.2Ownership of Collateral; Absence of Liens and Restrictions. The Company is and will be the sole legal and equitable owner of the Collateral, holding good and marketable title to the same and has good right and legal authority to assign, deliver, and create a security interest in the Collateral in the manner herein contemplated.
SECTION 4.Covenants. The Company hereby agrees to the following covenants:
4.1Existence; Qualification. The Company shall do all things necessary to maintain its legal existence in its jurisdiction of organization. The Company shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.
4.2Compliance with Laws. The Company, at the cost and expense of the Company, shall, own, register, title, hold, handle, use, operate, maintain, repair, replace, assemble, package, store, transport, ship, sell and lease the Collateral in compliance with all applicable laws, and shall obtain and maintain all necessary licenses, permits and other governmental authorizations for such purposes.
4.3Taxes; Assessments; Charges and Other Impositions. The Company shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any Governmental Authority on the Company, or on the Collateral, relating to the creation, acquisition, ownership or use of the Collateral, or relating to any sale, lease, license or other disposition of the Collateral.
4.4Notice of Default. Upon the occurrence and during the continuance of a Trigger Event, the Company shall give the Investor written notice of any Event of Default within five (5) Business Days after the occurrence of such Event of Default.

4.5Notice of Lien Proceedings. Upon the occurrence and during the continuance of a Trigger Event, the Company shall give the Investor immediate written notice of any Lien Proceeding relating to the Collateral or any portion thereof. If upon the occurrence and during the continuance of a Trigger Event any Lien Proceeding is commenced relating to the Collateral or any portion thereof, the Company shall promptly give the Investor such information, and copies of any documentation, relating to such Lien Proceeding as the Investor may request from time to time.
4.6Location of Collateral. Upon the occurrence and during the continuance of a Trigger Event, the Company shall keep and maintain all of the Collateral at Company’s places of business or another location in the United States that Borrower has provided the Investor five (5) Business Days prior notice of, at all times.
4.7Maintenance. The Company shall, at the cost and expense of the Company, maintain Company’s Inventory in good and merchantable condition. Company shall, at the cost and expense of Company, maintain Company’s Equipment and Fixtures in good repair and condition, normal wear and tear excepted, and shall provide all maintenance and service and make all repairs and replacements as necessary for such purposes.
4.8Insurance. The Company shall maintain with financially sound and reputable carriers insurance in such amounts and against such risks and such hazards as is customarily maintained by companies of established repute engaging in the same or similar businesses operating in the same or similar locations.
4.9Changes. The Company shall not change its name, jurisdiction of organization, or chief executive office unless the Company shall have given the Investor at least three (3) Business Days’ prior written notice thereof.
4.10Limitations on Dispositions of Collateral. The Company shall not sell, transfer or otherwise dispose of all or substantially all of the Collateral, except dispositions in the ordinary course of business.
4.11Limitation on Liens. Until the Security Grant is terminated in accordance with Section 8 hereof, the Company shall not grant a security interest in any of the Collateral except for Permitted Liens.
4.12Certain Restrictive Agreements. The Company will not enter into any agreement that, directly or indirectly, limits the ability of the Company to create, incur, assume or suffer to exist Liens on property.
4.13Changes in Nature of Business. The Company will not engage to any material extent in any business other than those businesses conducted by Company on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

SECTION 5.Default and Remedies.
5.1Remedies. Upon the occurrence and during the continuance of an “Event of Default” under any Promissory Note (an “Event of Default”, and any such Promissory Note, the “Applicable Note”), Investor may, without notice or demand, do any or all of the following:
(a)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;
(b)demand that the Company assemble the Collateral if Investor requests and make such Collateral available as Investor designates;
(c)enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;
(d)sell, lease or otherwise dispose of any Collateral at a public or private sale, with or without having such Collateral at the place of sale, upon such terms and in such manner as the Investor may determine, and the Investor may purchase any Collateral at any such public sale. Unless such Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Investor shall send to the Company prior written notice (which, if given twenty (20) days prior to any sale, shall be deemed to be reasonable) of the time and place of any public sale of such Collateral or of the time after which any private sale or other disposition thereof is to be made. The Company agrees that upon any such sale such Collateral shall be held by the Investor free from all claims or rights of the Company of every kind and nature, including any equity of redemption or similar rights, and to the extent permitted by applicable law, all such equity of redemption and similar rights are hereby expressly waived and released by the Company. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Company shall execute all applications or other instruments as may be required; and
(e)in any jurisdiction where the enforcement of its rights hereunder is sought, the Investor shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and other applicable law.
5.2Application of Proceeds. Following the occurrence and during the continuance of any Event of Default, the Investor shall apply the proceeds of any disposition of the Collateral, first, to the reasonable expenses of the Investor provided for herein, in the Prepaid Advance Agreements and in the Promissory Notes, including reasonable and documented out-of-pocket attorneys’ fees incurred by the Investor in connection therewith; and second, to the Investor for the payment of the Obligations until such obligations are paid or retired in full. Any surplus remaining after such application shall be paid to the Company or to whomever may be legally entitled thereto.
5.3No Duty on Investor’s Part. The powers conferred on the Investor by this Section 5 are solely to protect the Investor’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Investor shall have no duty as to the collection or protection of any Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.
SECTION 6.Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
SECTION 7.Choice of Choice of Law; Jurisdiction. Article VIII of the Prepaid Advance Agreements shall be incorporated herein mutatis mutandis.
SECTION 8.Amendments; Termination. This Agreement may not be amended, waived or modified except by a writing signed by each of the Company and the Investor. This Agreement and the Investor’s security interest in the Collateral shall automatically and with no further action by any Person, terminate upon the earlier to occur of (i) October 1, 2024, (ii) payment in full of all Obligations (other than any inchoate indemnity and reimbursement obligations), (iii) the first date on which the May Promissory Note is no longer outstanding, (iv) incurrence, acceptance, agreement or consummation of any financing described in clause (vii) of the definition of “Permitted Indebtedness” in the Prepaid Advance Agreements, (v) if the Security Grant becomes effective due to the occurrence of a Registration Failure, the date on which such Registration Failure fails to exist and (vi) if the Security Grant becomes effective due to the occurrence of an Event of Default (as defined in the Yorkville Documents), the date on which such Event of Default (as defined in the Yorkville Documents) is cured or waived. Upon such termination, the Investor shall, at the Company’s expense, authorize the filing of termination statements with respect to any financing statements filed in relation to the Collateral and promptly execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.
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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

COMPANY:

APPLIED DIGITAL CLOUD CORPORATION

By: /s/ David Rench___________________________
Name: David Rench
Title: CFO

INVESTOR:

YA II PN, LTD.

BY: YORKVILLE ADVISORS GLOBAL, LP
ITS: INVESTMENT MANGER

BY: YORKVILLE ADVISORS GLOBAL, LLC
ITS: GENERAL PARTNER

By: /s/ Troy Rillo_____________________________
Name: Troy Rillo
Title: Manager

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